UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Boulevard, Suite 800

Los Angeles, California 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 7.375% Series B Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYL	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Nomura Credit Agreement

As previously disclosed, B. Riley Financial, Inc., a Delaware corporation (the “Company”), the Company’s wholly owned subsidiaries, BR Financial Holdings, LLC, a Delaware limited liability company (the “Primary Guarantor”), and BR Advisory & Investments, LLC, a Delaware limited liability company (the “Borrower”), entered into a credit agreement (as amended prior to the Second Amendment (as defined below), the “Credit Agreement”), dated June 23, 2021, by and among the Company, the Primary Guarantor, the Borrower, the lenders party thereto, Nomura Corporate Funding Americas, LLC, as administrative agent (the “Administrative Agent”) and Wells Fargo Bank, N.A., as collateral agent (the “Collateral Agent”).

The credit facility under the Credit Agreement consisted of a four-year $200 million secured term loan credit facility (the “Term Loan Facility”) and a four-year $80 million secured revolving loan credit facility.

On December 17, 2021 (the “Amendment Date”), the Company, the Primary Guarantor and the Borrower entered into a Second Incremental Amendment to Credit Agreement (the “Second Amendment”), by and among the Company, the Primary Guarantor, the Borrower, each of the subsidiary guarantors signatory thereto, each of the lenders party thereto, the Administrative Agent and the Collateral Agent, pursuant to which the Borrower established an incremental facility in an aggregate principal amount of $100,000,000 (the “Incremental Facility” and the incremental term loans made thereunder, the “Incremental Term Loans”) of secured term loans under the Credit Agreement on terms identical to those applicable to the Term Loan Facility. The Borrower borrowed the full amount of the Incremental Term Loans on the Amendment Date.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment.

Badcock Receivables Purchase Agreement

On December 20, 2021 (the “Initial Closing Date”), B. Riley Receivables, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (the “Purchaser”), entered into a Master Receivables Purchase Agreement (“Receivables Purchase Agreement” and the transactions contemplated by the Receivables Purchase Agreement, the “Receivables Transaction”) with W.S. Badcock Corporation, a Florida corporation (“WSBC”) and indirect wholly owned subsidiary of Franchise Group, Inc., a Delaware corporation (“FRG”), and consummated the acquisition by the Purchaser of the existing consumer credit receivables portfolio of WSBC as of 11:59 p.m. on December 15, 2021 (the “Initial Cutoff Time” and the existing receivables as of the Initial Cutoff Time the “Initial Receivables Pool”) for a purchase price of $400 million in cash.

In addition, for a period of 90 days from the Initial Closing Date, WSBC may from time to time sell to the Purchaser (i) new receivables originated by WSBC after the Initial Cutoff Time arising in customer accounts existing as of the Initial Cutoff Time (the “Par Receivables”), and (ii) new receivables arising in new accounts originated by the Company after the Initial Cutoff Time (the “Additional Receivables”).  Each sale of the Initial Receivables Pool, the Par Receivables and the Additional Receivables to the Purchaser under the Receivables Purchase Agreement will include sales of related rights to a portion of premiums paid by certain customers who purchased consumer goods insurance or credit insurance (the “Net Insurance Premiums”).

The Par Receivables and the Net Insurance Premiums will be sold to the Purchaser at a purchase price equal to the amount of such receivables that have not been paid to WSBC by the applicable customers, with the aggregate purchase price for all Par Receivables not to exceed $40 million. The Additional Receivables will be sold at a purchase price equal to 75% of the amount of such receivables that have not been paid to WSBC by the applicable customers. The purchase price for the sale of the Par Receivables and the Additional Receivables to the Purchaser under the Receivables Purchase Agreement will be paid solely by debits from the collections and proceeds owed to the Purchaser on such receivables.

This description is a summary and does not purport to be a complete description of the Receivables Purchase Agreement.  It is qualified in its entirety by the full text of the Receivables Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Servicing Agreement

In connection with the Receivables Purchase Agreement, the Purchaser entered into a Servicing Agreement (the “Servicing Agreement”) with WSBC pursuant to which WSBC will provide to the Purchaser certain customary servicing and account management services in respect of the receivables purchased by the Purchaser under the Receivables Purchase Agreement.

This description is a summary and does not purport to be a complete description of the Servicing Agreement and is subject to, and qualified in its entirety by, the full text of the Servicing Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

In addition, subject to certain terms and conditions, FRG has agreed to guarantee the performance by WSBC of its obligations under the Receivables Purchase Agreement and the Servicing Agreement.

Press Release

On December 20, 2021, the Company issued a press release announcing the Receivables Transaction, which is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 20, 2021, the Board of Directors (the “Board”) of the Company increased the number of directors that comprised the full Board from nine to ten members and appointed Tammy Brandt as an independent director to fill the new seat on the Board, with a term expiring at the Company’s next annual meeting of stockholders. There is no arrangement between Ms. Brandt and any other person pursuant to which she was selected as director.

In connection with Ms. Brandt’s appointment to serve on the Board, the Company will enter into an indemnification agreement with Ms. Brandt in the form attached hereto as Exhibit 10.3, and is incorporated herein by reference.

On December 21, 2021, the Company issued a press release announcing Ms. Brandt’s appointment to the Board, which is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Master Receivables Purchase Agreement, dated as of December 20, 2021, between B. Riley Receivables, LLC and W.S. Badcock Corporation
10.2	Servicing Agreement, dated as of December 20, 2021, between B. Riley Receivables, LLC and W.S. Badcock Corporation
10.3	Form of Director and Officer Indemnification Agreement
99.1	Press Release, dated December 20, 2021
99.2	Press Release, dated December 21, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* All disclosure schedules and exhibits to the Receivables Purchase Agreement and the Servicing Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted disclosure schedules to the SEC upon request by the SEC; provided, however, that the Company reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2021	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer

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